UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 4, 2005

Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

111 Bauer Drive, Oakland, New Jersey 07436
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

At a meeting of the Board of Directors of Russ Berrie and Company, Inc. (the “Company”) held on May 4, 2005, the following arrangements with respect to the compensation of directors were approved:

Directors who are employees of the Company receive no additional compensation for services as a director.  Each director who is not an employee of the Company (“Non-Employee Directors”) will receive (i) $15,000 per year for service as a director, (ii) $1,250 for each Board meeting attended (the Chairman of the Board will receive $2,000 for each Board meeting attended), (iii) with respect to members of the Audit Committee, $1,500 for each Audit Committee meeting attended (the Chairman of the Audit Committee will receive $2,000 for each Audit Committee meeting attended), and (iv) with respect to members of other Board committees, $1,250 for each such committee meeting attended (the Chairman of the other Board committees will receive $2,000 for each other Board committee meeting attended).   Furthermore, Non-Employee Directors will be entitled to an annual grant of options to purchase 15,000 shares of the Company’s Common Stock pursuant to the Company’s 2004 Stock Option, Restricted and Non-Restricted Stock Plan.  In addition, Non-Employee Directors will be reimbursed $2,000 per day for participation in any directors’ retreat attended during the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2005	RUSS BERRIE AND COMPANY, INC.

	By:	/S/ John D. Wille
John D. Wille
Vice President and
Chief Financial Officer